UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2013
(Date of earliest event reported)

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-53181 (Commission File Number)	02-0774841 (IRS Employer Identification No.)
of incorporation)

319 S. Sheridan Blvd.
Lakewood, Colorado 80226

(Address of principal executive offices) (Zip Code)

(303) 209-8600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2013, Solera National Bancorp, Inc. (the “Registrant”) increased its authorized capitalization from five million shares of common stock, $0.01 par value (“Common Stock”), to ten million shares of Common Stock (the “Amendment”) pursuant to a certificate of amendment to the certificate of incorporation of the Registrant. The Amendment was approved by the Registrant's shareholders at the annual meeting of shareholders of the Registrant held on May 22, 2013. The Amendment was filed with the Secretary of State of Delaware on June 3, 2013, and was effective upon filing.

The Amendment also provides that the Registrant may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by its board of directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Registrant shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in respect of such shares. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

	Exhibit No.	Description
	3.1	Certificate of Amendment to the Certificate of Incorporation of Solera National Bancorp, Inc., dated June 3, 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated: June 5, 2013
	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer